UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2017

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

SeaChange International, Inc. (“SeaChange”) has entered into a Cooperation Agreement, effective as of August 17, 2017 (the “Cooperation Agreement”), with Viex Capital Advisors, LLC and certain of its affiliates named therein (collectively, “Viex”), which beneficially own approximately 11% of the outstanding common stock of SeaChange (the “Common Stock”). Pursuant to the Cooperation Agreement, SeaChange agreed to take all necessary actions to nominate and appoint Mark Bonney to the Board of Directors of SeaChange (the “Board”) as a Class I Director with a term to expire at the 2018 annual meeting of stockholders (“2018 Annual Meeting”).

So long as Viex has not been found to have materially breached its obligations pursuant to the Cooperation Agreement and Viex continues to own at least 3% of SeaChange’s common stock (the “Minimum Ownership Condition”), SeaChange agreed that the Board and the appropriate committee(s) of the Board shall take all necessary actions to nominate and recommend Mr. Bonney for election at the 2018 Annual Meeting for a term expiring at the 2021 annual meeting of stockholders. In the event Mr. Bonney is unable to serve as a director, resigns as a director or is removed as a director during the Standstill Period (as defined below), Viex has the right to recommend a replacement director for appointment to the Board, subject to approval of the Corporate Governance and Nominating Committee and the Board, provided Viex has not been found to have materially breached its obligations pursuant to the Cooperation Agreement and the Minimum Ownership Condition has been satisfied.

The Cooperation Agreement further provides that during the Standstill Period Viex will appear in person or by proxy at any meeting of SeaChange’s stockholders and vote all of its shares in favor of any proposal supported by a majority of the Board unless the recommendation of Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) differs from the Board’s recommendation with respect to any matter (other than nominees for election as directors to the Board), in which case Viex shall have the right to vote in accordance with the recommendation of ISS and Glass Lewis with respect to such matters. In addition, Viex shall have the right to vote in its sole discretion with respect to any matter relating to an Extraordinary Transaction (as defined in the Cooperation Agreement) if the proposal is not unanimously supported by the Board.

The terms of the Cooperation Agreement provide that Viex is subject to customary standstill obligations until August 30, 2018 (the “Standstill Period”).

Each of SeaChange and Viex also agreed to customary mutual non-disparagement obligations.

A copy of the Cooperation Agreement is included as Exhibit 10.1. The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 5.02(b) by reference.

Effective as of August 17, 2017, Steven Craddock resigned as a Class II Director of SeaChange. Mr. Craddock’s decision to resign from the Board did not involve a disagreement with SeaChange on any matter relating to SeaChange’s operations, policies or practices.

Effective as of August 17, 2017, Royce E. Wilson resigned as a Class I Director of SeaChange and was elected by the Board as a Class II Director with a term to expire at the 2019 annual meeting of stockholders and will serve on the Corporate Governance and Nominating Committee of SeaChange’s Board of Directors.

Effective as of August 17, 2017, William Markey resigned as a Class II Director of SeaChange and was elected by the Board as a Class III Director with a term to expire at the 2020 annual meeting of stockholders and will serve as Chairman of SeaChange’s Board of Directors, Chairman of the Corporate Governance and Nominating Committee of SeaChange’s Board of Directors and as a member of the Audit Committee of SeaChange’s Board of Directors.

(d)

The information set forth under Item 5.02(b) above of this Current Report on Form 8-K is incorporated into this Item 5.02(d) by reference. The biographies of Mr. Markey and Mr. Wilson included in SeaChange’s Proxy Statement on Schedule 14A previously filed on May 26, 2017 with the Commission (File No. 000-21393) under the heading “Election of Directors” are incorporated herein by reference.

Upon recommendation of the Corporate Governance and Nominating Committee and as contemplated by the Cooperation Agreement, the Board elected Mr. Bonney as a Class I Director of SeaChange with a term to expire at the 2018 Annual Meeting. Mr. Bonney was also appointed as Chairman of the Compensation Committee of SeaChange’s Board of Directors and as a member of the Audit Committee of SeaChange’s Board of Directors.

Mr. Bonney most recently served as President and Chief Executive Officer of MRV Communications, Inc. (NASDAQ: MRVC) from December 2014 to August 2017 and as a director of MRV Communications, Inc. from April 2013 to August 2017. Mr. Bonney has served as a Director of Zix Corporation (NASDAQ: ZIXI) since January 2013 and serves as a member of the Audit Committee and Nominating & Corporate Governance Committee of Zix Corporation. Mr. Bonney also serves as a Director of Community eConsult Network, Inc., a not-for-profit corporation engaged in medical consultative services, and is Chairman Emeritus of Community Health Centers. Mr. Bonney holds a BS in Business Administration from Central Connecticut State University and an MBA in Finance from the University of Hartford.

In addition, upon recommendation of the Corporate Governance and Nominating Committee, the Board elected Mr. Sriubas as a Class II Director of SeaChange with a term to expire at the 2019 Annual Meeting. Mr. Sriubas was also appointed as a member of the Audit and Compensation Committees of SeaChange’s Board of Directors.

Mr. Sriubas serves as Chief Commercial Officer of Outfront Media, the largest out-of-home advertising company in the U.S. Mr. Sriubas has been an advisor to the SeaChange board since May 2016, and has chaired the company’s Advisory Board that works with the management team on strategic and technology matters. He began his career with Citibank in media and tech investment banking, and held more senior investment banking roles at other firms including Donaldson Lufkin Jenrette, UBS, and JP Morgan, before joining Sonifi as Chief Strategist and Head of Corporate Development. Mr. Sriubas is a member of the Advisory Committee of Palisades Growth Capital, and also serves as an advisor to Secure Mobile Contact System Co. and Tout Inc. Mr. Sriubas is also a director of the Jack Kemp Foundation. Mr. Sriubas holds a BS in Finance from the Carroll School of Management at Boston College.

As a non-employee director, each of Mr. Bonney and Mr. Sriubas is entitled to compensation pursuant to SeaChange’s director compensation policies. In accordance with such policies, each of Mr. Bonney and Mr. Sriubas will receive deferred or restricted stock units for shares of Common Stock valued at $100,000, which will vest in equal annual installments over the three years following August 17, 2017 subject to acceleration in the event of a change in control of SeaChange, and an award of deferred or restricted stock units for shares of Common Stock valued at $100,000, which will vest on the earlier of SeaChange’s 2018 annual meeting of stockholders and July 13, 2018, subject to acceleration in the event of a change in control of SeaChange.

In connection with their respective appointments to the Board, each of Mr. Bonney and Mr. Sriubas will enter into an Indemnification Agreement (the “Indemnification Agreement”) with SeaChange, effective as of August 17, 2017, the terms of which are substantially similar to those agreements previously entered into by SeaChange with its other non-employee directors, the form of which has previously been filed as Exhibit 10.15 to SeaChange’s Annual Report on Form 10-K filed on April 10, 2013 (File No. 000-21393). In addition, Mr. Bonney and SeaChange have entered into the Director Agreement, in the form attached as Exhibit A to the Cooperation Agreement, pursuant to which Mr. Bonney confirms certain obligations to SeaChange.

In connection with the foregoing, SeaChange has issued a press release, a copy of which is included with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are attached to this report:

Exhibit No.	Description

10.1

Cooperation Agreement, dated August 17, 2017, between SeaChange International, Inc. and

Viex Capital Advisors, LLC, Viex Opportunities Fund, LP-Series One, Viex Special Opportunities Fund II, LP,

Viex GP, LLC, Viex Special Opportunities GP II, LLC and Eric Singer.

99.1	Press release issued by SeaChange International, Inc., dated August 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Edward Terino
Edward Terino
Chief Executive Officer

Dated: August 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1

Cooperation Agreement, dated August 17, 2017, between SeaChange International, Inc. and

Viex Capital Advisors, LLC, Viex Opportunities Fund, LP - Series one, Viex Special Opportunities Fund II, LP,

Viex GP, LLC, Viex Special Opportunities GP II, LLC and Eric Singer.

99.1	Press release issued by SeaChange International, Inc., dated August 17, 2017.